UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2025
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SENTI BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Corporate Drive, First Floor
South San Francisco, California 94080
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 239-2030

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNTI	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On July 18, 2025, the Board of Directors (the “Board”) of Senti Biosciences, Inc. (the “Company”) approved the appointment of Bryan Baum to the Board. Mr. Baum’s appointment was made pursuant to the terms of a letter agreement dated as of December 2, 2024, by and between the Company and Celadon Partners SPV 24. In connection with Mr. Baum’s appointment, the Board approved an increase in the authorized number of members of the Board from seven to eight members. Mr. Baum was appointed to fill the vacancy created by the foregoing increase in the size of the Board, as a Class II director of the Company, to serve in such capacity until the annual meeting of the Company’s stockholders in 2027 or until his earlier resignation, death or removal. Mr. Baum is not currently expected to serve on any of the standing committees of the Board.
Mr. Baum, age 36, is a serial entrepreneur who has founded and sold multiple companies including Blue Vision Labs, a localization and mapping software company for self-driving cars (sold to Lyft in 2018); Operam, a data analytics and marketing insights company; and Represent.com, an e-commerce platform (sold to CustomInk in 2016). Mr. Baum has been an angel investor for over a decade and has personally made over 200 investments in companies such as Uber, Airbnb, Slack, Flexport, Carta, PillPack, and Sweetgreen. He is currently a Managing Partner of K5 Global, a venture capital firm he co-founded in January 2020. Mr. Baum studied Game Theory at Swarthmore College and Oxford University. The Company believes Mr. Baum is qualified to serve on the Board because of his financial and investment management expertise.
Mr. Baum will be compensated for his service as a non-employee director in accordance with the Company’s Amended and Restated Non-Employee Director Compensation Policy, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2025. In accordance with those arrangements, Mr. Baum was granted an initial option award to purchase 43,900 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Company’s Amended and Restated 2022 Equity Incentive Plan (the “A&R Plan”), which will vest in equal monthly installments over three years from its grant date, subject to Mr. Baum’s continued service on the Board; provided, that upon a Change of Control (as defined in the A&R Plan), all shares of Common Stock subject to the option shall become fully vested and exercisable, provided, further, however, that all vesting shall cease if Mr. Baum resigns from the Board or otherwise ceases to serve as a director of the Company, unless the Company and Mr. Baum have entered into a written agreement for Mr. Baum to provide uninterrupted services to the Company in a capacity other than as a director at such time or prior to such time Mr. Baum resigns from or ceases to serve as a director, and such written agreement expressly states that such services constitute Continuous Service (as defined in the A&R Plan), in which case, all vesting shall cease upon termination of the Continuous Service. As a non-employee director, Mr. Baum will also be eligible to receive an annual stock option grant to purchase 21,950 shares of Common Stock, as well as annual cash retainers of $35,000 for serving as a member of the Board.
Mr. Baum has no family relationship with any of the executive officers or directors of the Company. Mr. Baum is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and, except as described above, there are no arrangements or understandings between Mr. Baum and any other persons pursuant to which he was selected as director.
In connection with Mr. Baum’s election to the Board, Mr. Baum will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-4, as amended (File No. 333- 262707) filed with the Securities and Exchange Commission on May 10, 2022. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Baum for certain expenses, including attorneys’ fees, judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.
Item 7.01 Regulation FD Disclosure.

On July 18, 2025, the Company issued a press release announcing the appointment of Mr. Baum to the Board. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
This information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that

Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated July 18, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTI BIOSCIENCES, INC.

Date:	July 18, 2025	By:	/s/ Timothy Lu
		Name:	Timothy Lu, M.D., Ph.D.
		Title:	Chief Executive Officer